Exhibit 1.1

Execution Version

10,352,100 Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

DEALER MANAGER AGREEMENT

New York, New York
April 18, 2024

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Each of The India Fund, Inc., a Maryland corporation (the “Fund”), and abrdn Asia Limited, a corporation organized under the laws of Singapore (the “Adviser”), hereby confirms the agreement with and appointment of UBS Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to the holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Shareholders to subscribe for up to 10,352,100 shares of common stock (each a “Share” and, collectively, the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one (1) Share for each three (3) Rights exercised (except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to certain limitations and subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be admitted for trading on the New York Stock Exchange (the “NYSE”) under the symbol “IFN.RT.”

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-276892 and 811-08266) including a related preliminary prospectus for the Offer (including the preliminary statement of additional information incorporated by reference therein) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act (the “Investment Company Act Rules and Regulations”) and the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations” and, together with the Investment Company Act Rules and Regulations, the “Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, as may have been required to the date hereof. The registration statement was initially declared effective by the Commission on April 5, 2024. If any prospectus contained in the registration statement omits certain information at the time of effectiveness pursuant to Rule 430B of the Securities Act Rules and Regulations, a final prospectus containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it became effective, including financial statements and all exhibits and all documents incorporated therein by reference, and any information deemed to be included by Rule 430B of the Securities Act Rules and Regulations. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus dated April 5, 2024 (including the statement of additional information and all documents incorporated therein by reference), included in the Registration Statement. Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus and the prospectus supplement (including the statement of additional information and all documents incorporated therein by reference) as filed by the Fund with the Commission in accordance with Rule 424(b) of the Rules and Regulations.

“Issuer Free Writing Prospectus” means any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy in connection with the Offer.

The Prospectus, any Issuer Free Writing Prospectus and any letters to owners of Common Shares of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer are collectively referred to hereinafter as the “Offering Materials.”

1.	Representations and Warranties.

(a)	The Fund and the Adviser jointly and severally represent and warrant to, and agree with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

(i)	The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. The Registration Statement became effective on April 5, 2024. At the time the Registration Statement became effective under the Securities Act, the Registration Statement contained all statements required to be stated therein in accordance with, and complied in all material respects with, the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. From the time the Registration Statement became effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Offering Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Fund in writing by the Dealer Manager for the express use in the Registration Statement or Offering Materials.

(ii)	The Fund (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, (B) has full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (C) currently maintains all necessary licenses, permits, consents, orders, approvals, and other authorizations (collectively, the “Licenses and Permits”) necessary to carry on its business as contemplated in the Prospectus, (D) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and (E) is duly qualified to transact business and is in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except in the case of (C), (D) and (E) to the extent that the failure to maintain such Licenses and Permits, make such filings, be so qualified or be in good standing (x) could not reasonably be expected to have a material adverse effect upon the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (y) could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, management, properties or results of operations (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

(iii)	The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company; no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of the Fund’s and the Adviser’s knowledge, threatened by the Commission; subject to the filing of the Prospectus pursuant to Rule 424(b) of the Securities Act Rules and Regulations, if not already filed, all required action has been taken by the Fund under the Securities Act and the Investment Company Act to make the Offer and to consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights; and the provisions of the Fund’s Articles of Amendment and Restatement, dated February 14, 1994, by-laws and Instrument of Designation of Rights, dated April 18, 2024 (the “Instrument of Designation”) comply in all material respects with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations.

(iv)	To the knowledge of the Fund and the Adviser, KPMG LLP, the independent registered public accounting firm that certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and by the rules of the Public Company Accounting Oversight Board.

(v)	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the headings “Summary of Fund Expenses” and “Financial Highlights” presents fairly in all material respects the information stated therein.

(vi)	The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Investment Company Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Investment Company Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(vii)	The Fund has an authorized and outstanding capitalization as set forth in the Prospectus (subject to the issuance of any Shares pursuant to the Dividend Reinvestment Plan (as defined below) after the date of such Prospectus); the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the headings “Description of Common Stock” and “Description of Capital Structure—Common Stock”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the certificates, if any, for the Shares are in due and proper form; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and the Shares and the Rights conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the other Offering Materials. No person is entitled to any preemptive or other similar rights or has registration rights with respect to the issuance of each of the Rights and the Shares.

(viii)	Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Fund and (B) there has not been any material change in the Common Shares or long-term debt of the Fund, or any event that resulted in a Fund Material Adverse Effect, (C) there has been no dividend or distribution declared or paid in respect of the Fund’s Common Shares which has not been publicly announced and (D) the Fund has not incurred any long-term debt.

(ix)	Each of this (A) agreement (the “Agreement”); (B) the Subscription Agent Agreement (the “Subscription Agency Agreement”) dated as of April 17, 2024 by and between the Fund and EQ Fund Solutions, LLC (the “Subscription Agent”); (C) the Information Agent Letter of Agreement (the “Information Agent Agreement”) dated as of April 17, 2024 between the Fund and EQ Fund Solutions, LLC (the “Information Agent”); (D) the Management Agreement dated as of December 19, 2011 between the Fund and the Adviser (the “Management Agreement”); (E) the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 between the Fund and State Street Bank and Trust Company, as amended on March 5, 2014 (the “Custodian Agreement”); (F) the Transfer Agency and Service Agreement dated as of July 23, 2010 by and between the Fund and Computershare Trust Company, N.A., as amended through October 27, 2023 (the “Transfer Agency Agreement”); and (G) the Amended and Restated Investor Relations Services Agreement effective as of August 8, 2023 between the Fund and abrdn Inc. (the “Investor Relations Services Agreement”) (collectively, all the foregoing are referred to herein as the “Fund Agreements”), has been duly authorized, executed and delivered by the Fund; each of the Fund Agreements and the Dividend Reinvestment Plan of the Fund (the “Dividend Reinvestment Plan”) complies with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(x)	Neither the issuance of the Rights, nor the issuance and sale of the Shares upon the exercise of the Rights, nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Agreement, or to the extent applicable to the Rights or the Shares in the Fund Agreements, nor the consummation of the transactions contemplated in this Agreement or in the Registration Statement nor the fulfillment of the terms thereof will (A) violate the Articles of Amendment and Restatement, by-laws or similar organizational documents of the Fund, (B) conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, or (C) result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties, except in the case of clause (B) or (C) above, where such contravention does not or would not have a Fund Material Adverse Effect.

(xi)	Except as set forth in the Registration Statement, there is no pending or, to the Fund’s or the Adviser’s knowledge, threatened action, suit, claim, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator which would result in any Fund Material Adverse Effect.

(xii)	There are no franchises, contracts or other documents of the Fund required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as required by the Securities Act, the Investment Company Act or the Rules and Regulations.

(xiii)	No consent, approval, authorization, notification or order of, or filing with any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization or other non-governmental regulatory authority is required for the consummation by the Fund of the transactions contemplated by the Fund Agreements or the Registration Statement, except such as have been obtained, or if the Registration Statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained prior to commencement of the Offer) under the Investment Company Act, the Securities Act or the Exchange Act, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NYSE, or such as to which the failure to obtain would not have a Fund Material Adverse Effect.

(xiv)	The Investor Relations Services Agreement is in full force and effect and the Fund is not in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document.

(xv)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is, to the knowledge of the Fund or the Adviser, bound or affected, except where such breach or default would not have a Fund Material Adverse Effect.

(xvi)	There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement and the Prospectus, other than as described therein.

(xvii)	No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement with the Commission. No person has tag along rights or other similar rights included in the transaction contemplated by this Agreement.

(xviii)	The Common Shares have been duly listed on the NYSE and, prior to their issuance, the Rights will have been admitted for trading and the Shares duly approved for listing, subject to official notice of issuance, on the NYSE. The Fund has not received any notice from the NYSE that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the Common Shares.

(xix)	The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Rule 100 of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(a)(xix).

(xx)	The Fund has complied in all previous tax years, and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

(xxi)	Since commencing operations, the Fund has complied, and will direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act.

(xxii)	The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Fund has determined are reasonably designed to prevent violations of the federal securities laws (as defined by Rule 38a-1 under the Investment Company Act), and is in compliance in all material respects with such Rule.

(xxiii)	Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares of the Fund, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this Section 1(a)(xxiii).

(xxiv)	Any Offering Materials authorized in writing by or prepared by the Fund or the Adviser used in connection with the Offer does not contain an untrue statement of a materials fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of FINRA.

(xxv)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)	The Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are designed to ensure that material information relating to the Fund is made known to the Fund’s principal executive officer and its principal financial officer by others within the Fund, and such disclosure controls and procedures are effective, based on the evaluation of these controls and procedures required by Rule 30a-3(b) under the Investment Company Act and Rules 13a-15(b) or 15d-15(b) under the Exchange Act; the Fund’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Fund have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Fund’s ability to record, process, summarize, and report financial information; (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal control over financial reporting; and (C) any material weaknesses in the Fund’s internal control over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal control over financial reporting or in other factors that could materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxvii)	The Fund and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxviii)	No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

(xxix)	The Fund’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Manual for closed-end funds) and the Board of Directors and/or the audit committee has adopted a charter that satisfied the requirements of Rule 303A.07(b) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Manual for closed-end funds). The audit committee has reviewed the adequacy of its charter within the past twelve months.

(xxx)	Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or the other Offering Materials are based on or derived from sources that the Fund and the Adviser believe to be reasonably reliable and accurate and all such data included in the Registration Statement, the Prospectus and the other Offering Materials accurately reflects the materials upon which it is based or from which it was derived, and, to the extent required, the Fund has obtained the written consent to the use of such data from such sources.

(xxxi)	No transaction has occurred between or among the Fund and any of its officers or directors, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be described in and is not described in the Registration Statement and the Prospectus.

(xxxii)	Neither the Fund nor, to the knowledge of the Fund or the Adviser, any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds on behalf of the Fund, which payment, receipt or retention of funds is a character required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

(xxxiii)	The Fund has filed all U.S. federal and all material state, local and foreign tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending which if adversely determined would have a Fund Material Adverse Effect; nor are there any proposed additional tax assessments against the Fund.

(xxxiv)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business.

(xxxv)	The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, except for that which the failure to own or possess would not reasonably be expected to have a Fund Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect.

(xxxvi)	Neither the Fund nor, to the knowledge of the Fund or the Adviser, any trustee, officer, agent, employee or representative of the Adviser acting on behalf of the Fund, including, without limitation, any trustee, officer, agent or employee of the Fund, has while acting on behalf of the Fund (A) used any funds of the Fund for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (D) made any other unlawful payment.

(xxxvii)	The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending, or to the knowledge of the Fund, threatened.

(xxxviii)	Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent or employee of the Fund or the Adviser is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the Offer, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxix)	The information provided to the Dealer Manager or to counsel for the Dealer Manager by the Fund and its officers in connection with filings provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(xl)	The Fund (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Dealer Manager to engage in Testing-the-Waters Communications. The Fund has not distributed any Testing-the-Waters Communications that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B under the Securities Act.

(b)	The Adviser represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

(i)	The Adviser has been duly organized and is validly existing as a corporation under the laws of Singapore, and has power and authority to own its properties and its assets and conduct its business as described in the Registration Statement and the Prospectus, currently maintains all Licenses and Permits material to the conduct of its business and necessary to enable the Adviser to continue to supervise investments in securities as contemplated in the Registration Statement and Prospectus, except to the extent that the failure to own, possess or obtain and maintain such Licenses and Permits could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business affairs, properties, management, net assets or results of operations of the Adviser, whether or not arising from transactions in the ordinary course of business of the Adviser, or the Offer (an “Adviser Material Adverse Effect”). The Adviser is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so licensed and qualified or be in good standing would not have an Adviser Material Adverse Effect.

(ii)	The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Fund as contemplated in the Prospectus, the Registration Statement and the Management Agreement and no order or suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

(iii)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no Adviser Material Adverse Effect and (B) there have been no transactions entered into by the Adviser which are material with respect to the Adviser other than those in the ordinary course of its business as described in the Initial Registration Statement and the Prospectus.

(iv)	Each of this Agreement and the Management Agreement (together, the foregoing are referred to herein as the “Adviser Agreements”) has been duly authorized, executed and delivered by the Adviser and complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Adviser, subject to the qualification that the enforceability of the Adviser’s obligations thereunder, as applicable, may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(v)	Neither the execution, delivery, performance and consummation by the Adviser of its obligations under the Adviser Agreements, nor the consummation of the transactions contemplated therein or in the Prospectus or the Registration Statement nor the fulfillment of the terms thereof will (A) conflict with or violate the articles of incorporation, by-laws or similar organizational documents of the Adviser, (B) conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser under the terms and provisions of any indenture, mortgage, loan agreement, note, insurance or surety agreement, or any other material lease, instrument or agreement to which the Adviser is a party or by which it may be bound or to which any of the property or assets of the Adviser is subject or (C) result in any violation of any order, law, rule or regulation of any court, governmental agency or body having jurisdiction over the Adviser or any of its properties, except in the case of clauses (B) or (C) above, where such contravention does not or would not have an Adviser Material Adverse Effect.

(vi)	Except as set forth in the Registration Statement, there is no pending or, to the best of the Adviser’s knowledge, threatened action, suit or proceeding affecting the Adviser or to which the Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, which would result in an Adviser Material Adverse Effect.

(vii)	No consent, approval, authorization, notification or order of, or filing with any court or governmental agency or body is required for the consummation by the Adviser of the transactions contemplated by the Adviser Agreements, except such as have been obtained or where the failure to obtain such consent, approval, authorization, notification or order, or make such filing would not have an Adviser Material Adverse Effect.

(viii)	The Adviser (A) has not taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Rule 100 of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(b)(viii).

(ix)	The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser and its supervised persons.

(x)	The Adviser owns or possesses, or can acquire on reasonable terms, the Intellectual Property necessary to act as investment adviser for the Fund as contemplated in the Prospectus, the Registration Statement and the Management Agreement, except to the extent that the failure to own or possess such Intellectual Property would not have an Adviser Material Adverse Effect, and the Adviser has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Investment Manager, except for that which if determined to be invalid or inadequate would not reasonably be expected to have an Adviser Material Adverse Effect.

(xi)	The Adviser or, to the Adviser’s knowledge, any affiliate under common control with the Adviser including, without limitation, any director, officer, agent or employee of the Adviser, has not while acting on behalf of the Adviser (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the FCPA; or (D) made any other unlawful payment.

(xii)	The operations of the Adviser are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws is pending, or to the best knowledge of the Adviser, threatened.

(xiii)	Neither the Adviser nor, to the knowledge of the Adviser, any member, trustee, officer, agent, employee or affiliate (as defined in Rule 405 of the Securities Act Rules and Regulations) of the Adviser is currently subject to any U.S. sanctions administered by OFAC; and the Adviser will not direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xiv)	The Adviser intends to direct the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to cause the Fund to comply with the requirements of Subchapter M of the Code.

(xv)	The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement and the Prospectus and the Management Agreement.

(xvi)	The Management Agreement is in full force and effect and neither the Fund nor the Adviser is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document, except to the extent that such default would not have an Adviser Material Adverse Effect.

(xvii)	All information furnished by the Adviser including, without limitation, the description of the Adviser, for use in the Registration Statement and Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which such statements were made, not misleading.

(xviii)	The Adviser is eligible for and has filed with the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) a notice of eligibility for relief from inclusion within the definition of a commodity pool operator pursuant to Section 4.5 of the general regulations under the Commodity Exchange Act, as amended (“CEA”), with respect to the Fund.

(c)	Any certificate required by this Agreement that is signed by any officer of the Fund or the Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby.

2.	Agreement to Act as Dealer Manager.

(a)	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

(i)	The Fund hereby appoints the Dealer Manager to solicit the exercise of Rights and authorizes the Dealer Manager to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described in the Prospectus and in accordance with the Securities Act, the Investment Company Act and the Exchange Act; the Fund hereby authorizes the Dealer Manager to form and manage a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) that enter into a Selling Group Agreement with the Dealer Manager in the form attached hereto as Exhibit A to solicit the exercise of Rights and to sell Shares purchased by the Selling Group Member from the Dealer Manager as described herein. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with its customary practice subject to the terms and conditions of this Agreement and the procedures described in the Registration Statement, the Prospectus; and the Dealer Manager hereby agrees to form and manage the Selling Group to solicit the exercise of Rights and to sell to the Selling Group Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Selling Group Agreement.

The Fund hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to enter into a Soliciting Dealer Agreement with the Dealer Manager in the form attached hereto as Exhibit B to solicit the exercise of Rights. The Fund authorizes and directs the Dealer Manager to enter into, and the Dealer Manager agrees to enter into, a Soliciting Dealer Agreement with each qualified Soliciting Dealer, as set forth in the Soliciting Dealer Agreement. All questions as to the form, validity and eligibility (including time of receipt) of a Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding.

(ii)	The Fund hereby authorizes the Dealer Manager to buy, facilitate the sale of and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. Sales of Shares by the Dealer Manager or Selling Group Members shall not be at a price higher than the offering price set by the Dealer Manager from time to time. The proceeds from the sale of Rights will be remitted to the Record Date Shareholders as set forth in the Prospectus.

(b)	To the extent permitted by applicable law, the Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Record Date Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer to identify those securities brokers and dealers that are subscribing to the offering, and not to furnish the information to any other person except for securities brokers and dealers that have been identified by the Dealer Manager as soliciting exercises of Rights.

(c)	The Dealer Manager agrees to provide to the Fund, in addition to the services described in Section 2(a), financial structuring and solicitation services in connection with the Offer. No fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Fund, or any other party hereto, to the Dealer Manager in connection with the financial structuring and solicitation services provided by the Dealer Manager pursuant to this Section 2(c).

(d)	The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of the Rights, and that the Dealer Manager’s performance of financial structuring and solicitation services for the Fund is pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Fund, its management, shareholders, creditors or any other person, including Selling Group Members and Soliciting Dealers, in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of its engagement pursuant to this Agreement, either before or after the date hereof. The Dealer Manager hereby expressly disclaims any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Fund hereby confirms its understanding and agreement to that effect. The Fund and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager to the Fund regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund. The Fund confirms its understanding and agreement that pursuant to the applicable Selling Group Agreement or Soliciting Dealer Agreement each Selling Group Member and Soliciting Dealer will disclaim any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. The Fund agrees that each Selling Group Member and Soliciting Dealer is responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Selling Group Members or Soliciting Dealers to the Fund regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the Dealer Manager, Selling Group Members and Soliciting Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions; provided that this release shall not protect or purport to protect the Dealer Manager, Selling Group Members and Soliciting Dealers against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

(e)	In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Adviser or any of their affiliates, for any act or omission on the part of any Selling Group Members, Soliciting Dealers or other soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence or reckless disregard of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3.	Dealer Manager Fees. In full payment for the financial structuring and solicitation services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 3.50% of the first $150 million of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege and 2.75% of the aggregate Subscription Price for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege in excess of $150 million, a portion of which may be reallowed to an affiliate of the Dealer Manager. In full payment for the soliciting and selling efforts to be rendered by Selling Group Members, the Fund authorizes and directs the Dealer Manager to reallow, and the Dealer Manager agrees to reallow, selling fees (the “Selling Fees”) to Selling Group Members equal to 2.00% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights and the Over-Subscription Privilege where such Selling Group Member is so designated on the subscription form or (b) the purchase for resale from the Dealer Manager in accordance with the Selling Group Agreement. With respect to Shares purchased by a Selling Group Member from the Dealer Manager in accordance with the Selling Group Agreement, such fee may from time to time vary from 2.00% of the Subscription Price per Share. In full payment for the soliciting efforts to be rendered by Soliciting Dealers, the Fund authorizes and directs the Dealer Manager to reallow, and the Dealer Manager agrees to reallow, soliciting fees (the “Soliciting Fees”) to Soliciting Dealers who comply with the procedures set forth in the Soliciting Dealer Agreement equal to 0.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Manager agrees to pay the Selling Fees or Soliciting Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then the Dealer Manager shall retain such Selling Fee or Soliciting Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Fund issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Manager by wire transfer of same day funds to an account or accounts identified by such Selling Group Member or Soliciting Dealer. Such payments shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.

4.	Other Agreements.

(a)	The Fund covenants with the Dealer Manager as follows:

(i)	The Fund will use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act.

(ii)	The Fund will notify the Dealer Manager immediately (A) of the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)	The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

(iv)	The Fund will file any Issuer Free Writing Prospectus to the extent required by Rule 433.

(v)	The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

(vi)	The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

(vii)	If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or the other Offering Materials) to make the Prospectus or any Issuer Free Writing Prospectus (or such other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Record Date Shareholder, the Fund will forthwith amend or supplement the Prospectus or any Issuer Free Writing Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Manager), at the Fund’s expense, which will amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus or any Issuer Free Writing Prospectus (or such other Offering Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus or any Issuer Free Writing Prospectus (or such other Offering Materials) is delivered to a Record Date Shareholder, not misleading.

(viii)	The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer; provided, however, that the Fund will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

(ix)	The Fund, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the Securities Act, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(x)	The Fund will make generally available to its security holders as soon as practicable, an earning statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Securities Act Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

(xi)	For a period of 180 days from the date of this Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund or securities convertible into such securities, other than the Rights and the Shares and the Common Shares issued in reinvestment of dividends or distributions.

(xii)	The Fund will use commercially reasonable efforts to cause the Rights to be admitted for trading and the Shares to be duly authorized for listing by the NYSE prior to the time the Rights and the Shares are issued, respectively.

(xiii)	The Fund will use commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(xiv)	The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus as set forth under “Use of Proceeds” and the Investment Company Act.

(xv)	The Fund will advise or cause the Subscription Agent (A) to advise the Dealer Manager and, only where specifically noted, each Selling Group Member who specifically requests, from day to day during the period of, and promptly after the termination of, the Offer, the total number of Rights exercised by each Record Date Shareholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Selling Group Member, not later than 5:00 p.m., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; (B) to offer to sell any Rights received for resale from Record Date Shareholders, including clients of Selling Group Members, exclusively to or through the Dealer Manager, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof, provided that if the Dealer Manager declines to purchase the Rights received by the Subscription Agent for resale from Record Date Shareholders, the Subscription Agent may attempt to sell such Rights in the open market; and (C) to issue Shares upon the Dealer Manager’s exercise of Rights prior to the Expiration Date at a price equal to the greater of 92.5% of the last reported sale price of a Common Share on the NYSE on the date of such exercise or 93% of the last reported NAV on the date of such exercise, such Shares to be issued no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

(b)	Neither the Fund nor the Adviser will take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the meaning of this Section 4(b).

(c)	Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Fund or the Adviser in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Adviser agree to notify the Dealer Manager within a reasonable time prior to such use but the Fund and the Adviser are nonetheless permitted to use such reference.

5.	Payment of Expenses.

(a)	The Fund will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Offer, including, but not limited to, (i) expenses relating to the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) expenses relating to the preparation, issuance and delivery of the certificates, if any, for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) expenses relating to the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees, (v) expenses relating to the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred with respect to filing with FINRA, including filing fees, if any, paid to FINRA by the Dealer Manager’s counsel with respect thereto, (vii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the NYSE, (viii) expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, (ix) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent and (x) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal, the expenses of which will be incurred by the Dealer Manager) incurred in connection with or relating to the Offer. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Agreement are consummated.

(b)	In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Fund agrees to reimburse the Dealer Manager upon request made from time to time for a portion of its reasonable out-of-pocket expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding fees and expenses pursuant to Section 5(a)(iv) which are to be paid directly by the Fund), upon proper presentation of documentation therefor, in an amount not to exceed $150,000.

(c)	If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager, in an amount not to exceed $150,000. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses set forth in paragraphs 5(a) and 5(b) which the Fund would have paid if such transactions had been consummated.

6.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder (including any obligation to pay for Shares issuable upon exercise of Rights by the Dealer Manager) are subject to the accuracy of the respective representations and warranties of the Fund and the Adviser contained herein, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

(a)	The Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

(b)	On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

(i)	The opinion, dated the Representation Date and the Expiration Date, of Dechert LLP, counsel for the Fund, substantially as set forth in Exhibit C hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

(ii)	The opinion, dated the Representation Date and the Expiration Date, of Dechert LLP, counsel for the Adviser, substantially as set forth in Exhibit D hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Adviser and public officials.

(iii)	The opinion, dated the Representation Date and the Expiration Date, of Allen & Gledhill LLP, special Singapore counsel for the Adviser, substantially as set forth in Exhibit E hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Adviser and public officials.

(c)	The Dealer Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Fund shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)	The Fund shall have furnished to the Dealer Manager certificates of the Fund, signed on behalf of the Fund by the President or other senior officer of the Fund, dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:

(i)	the representations and warranties of the Fund in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be (to the extent not waived in writing by the Dealer Manager);

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iii)	since the date of the most recent statement of assets and liabilities included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, management, properties or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

(e)	The Adviser shall have furnished to the Dealer Manager certificates of the Adviser, signed on behalf of the Adviser by the President or other senior official, dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best of their knowledge, that the representations and warranties with respect to the Adviser in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be.

(f)	KPMG LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, stating in effect that:

(i)	it is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act and the applicable Securities Act Rules and Regulations, and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board;

(ii)	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

(iii)	it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited financial information of the Fund for the period from the date of the latest statement of assets and liabilities included in the Registration Statement to the date of the latest available unaudited financial information of the Fund, a reading of the minute books of the Fund for the period from the Fund’s inception through a specified date note more than five business days prior to the date of delivery of such letter, and inquiries of officials of the Fund responsible for financial and accounting matters, and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long-term debt of the Fund as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

(iv)	in addition to the procedures referred to in clause (iii) above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Fund appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have found such items to be in agreement with the accounting and financial records of the Fund.

(g)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding an amendment or supplement subsequent to the Representation Date), (i) there shall not have been any change, increase or decrease specified in the letter or letters referred to in Section 6(f), (ii) no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, management, properties or results of operations of the Fund shall have occurred or become known and (iii) no transaction which is material and adverse to the Fund shall have been entered into by the Fund.

(h)	There shall not have been any decrease in or withdrawal of the rating of any securities of the Fund by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)	Prior to the Representation Date, the Fund shall have furnished to the Dealer Manager such further information as the Dealer Manager may reasonably request.

(j)	If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund in writing or by telephone confirmed in writing.

7.	Indemnity and Contribution.

(a)	Each of the Fund and the Adviser, jointly and severally, agrees to indemnify, defend and hold harmless the Dealer Manager, each Selling Group Member and each Soliciting Dealer, and their respective partners, directors and officers, and any person who controls the Dealer Manager, a Selling Group Member and or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term “Prospectus” for the purpose of this Section 7 being deemed to include any preliminary prospectus, the Offering Materials, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund or the Adviser for use with reference to the Dealer Manager, Selling Group Members or Soliciting Dealers in such Registration Statement or such Prospectus.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person in respect of which indemnity may be sought against the Fund or the Adviser pursuant to the foregoing paragraph, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall promptly notify the Fund and the Adviser in writing of the institution of such Proceeding and the Fund shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the failure to so notify the Fund and the Adviser shall not relieve the Fund from any liability which the Fund or the Adviser may have to the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person or otherwise, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager, a Selling Group Member, a Soliciting Dealer or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Adviser (in which case the Fund or the Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Fund or the Adviser may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Fund or the Adviser, as the case may be), in any of which events the reasonable fees and expenses shall be borne by the Fund or the Adviser and paid as incurred (it being understood, however, that the Fund and the Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Fund and the Adviser shall not be liable for any settlement of any Proceeding effected without its written consent, but if a Proceeding is settled with the written consent of the Fund or the Adviser, the Fund or the Adviser, as the case may be, agree to indemnify and hold harmless the Dealer Manager, a Selling Group Member, a Soliciting Dealer and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

(b)	The Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Adviser, and their directors or trustees (as applicable) and officers, and any person who controls the Fund or the Adviser, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons to the same extent as the foregoing indemnity from the Fund or the Adviser to the Dealer Manager, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund, the Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund for use with reference to the Dealer Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Adviser or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Fund, the Adviser or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Fund or any such person or otherwise, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The Fund, the Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or such Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events the reasonable fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Fund, the Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

(c)	If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Adviser on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund or the Adviser on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations with respect to the Offer. The relative benefits received by the Fund or the Adviser on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offer (net of the Dealer Manager Fee but before deducting expenses) received by the Fund or the Adviser and the total Dealer Manager Fee received by the Dealer Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Fund or the Adviser on the one hand and of the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Adviser or the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Adviser and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, neither the Dealer Manager nor any Selling Group Member or Soliciting Dealer shall be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of such person’s reckless disregard of such person’s obligations and duties thereunder. The parties hereto acknowledge that the foregoing provision shall not be construed to impose upon any such parties any duties under this Agreement other than as specifically set forth herein (it being understood that the Dealer Manager, Selling Group Members and Soliciting Dealers have no duty hereunder to the Fund or the Adviser to perform any due diligence investigation).

(f)	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Fund and the Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, a Selling Group Member, a Soliciting Dealer, and their respective partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager, a Selling Group Member or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Adviser, their directors, trustees or officers or any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Rights. The Fund, the Adviser and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Adviser against any of their officers or directors in connection with the issuance of the Rights, or in connection with the Registration Statement or Prospectus.

(g)	The Fund and the Adviser acknowledge that the statements under the heading “Distribution Arrangements” in the Prospectus constitute the only information furnished in writing to the Fund by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct in all material respects.

(h)	Any indemnification hereunder shall be subject to the requirements and limitations of Section 17 of the Investment Company Act and Investment Company Act Release No. 11330.

8.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Adviser and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Fund or the Adviser or any of their officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.	Termination of Agreement.

(a)	The obligations of the Dealer Manager hereunder shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to 5:00 p.m., New York time on the Expiration Date, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, management, properties or results of operations of the Fund, which would, in the Dealer Manager’s judgment, make it impracticable or inadvisable to proceed with the Offer on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, NYSE American or the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Fund’s Common Shares or in the Rights on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a material adverse change in the financial or securities markets in the United States or the international financial markets; (v) acts of terrorism or a material outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war; or (vi) any other calamity or crisis or any change in financial, political, economic, currency, banking or social conditions in the United States, if the effect of any such event specified in clause (v) or (vi) in the Dealer Manager’s judgment makes it impracticable or inadvisable to proceed with the Offer on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(b)	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 and the Dealer Manager shall not have any obligation to purchase any Shares upon exercise of Rights.

10.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attn: Syndicate Group and, if to the Fund or the Adviser, shall be sufficient in all respects if delivered or sent to the Fund at 1900 Market Street, Suite 200, Philadelphia, PA 19103 or ProductGovernanceUS@abrdn.com, or to the Adviser at 7 Straits View, #23-04 Marina One East Tower, Singapore 018936 or legal.singapore@abrdn.com , Attention in the case of the Fund: Product Governance, and in the case of the Adviser: Legal Department.

11.	Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in New York (without regard to the conflict of laws principles thereof).

13.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund and the Adviser consent to the jurisdiction of such courts and personal service with respect thereto. The Dealer Manager consents to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York and personal service with respect thereto. Each of the Fund and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund or the Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Adviser is or may be subject, by suit upon such judgment.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Adviser and the Dealer Manager.

Very truly yours,

THE INDIA FUND, INC.

By:	/s/ Katherine Corey
	By:	Katherine Corey
	Title	Vice President

ABRDN ASIA LIMITED

By:	/s/ Kong Ho Loon
	By:	Kong Ho Loon
	Title	Director

[Signature Page to Dealer Manager Agreement]

The foregoing is hereby confirmed
and accepted as of the date first above written.

UBS SECURITIES LLC

By:	/s/ Saawan Pathange
	Name:	Saawan Pathange
	Title:	Managing Director

By:	/s/ Zachary D. Redlitz
	Name:	Zachary D. Redlitz
	Title:	Associate Director

[Signature Page to Dealer Manager Agreement]

Exhibit A

THE INDIA FUND, INC.

10,352,100 Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

SELLING GROUP AGREEMENT

New York, New York
April 18, 2024

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

We understand that The India Fund, Inc., a Maryland corporation (the “Fund”), proposes to issue to holders of record (the “Record Date Shareholders”) as of the close of business on the record date (the “Record Date”) set forth in the Prospectus (as defined in the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated April 18, 2024, among the Fund, abrdn Asia Limited (the “Adviser”) and UBS Securities LLC, as the dealer manager (the “Dealer Manager”)) transferable rights entitling such Record Date Shareholders to subscribe for up to 10,352,100 shares of common stock (each, a “Share,” and collectively, the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each, a “Right,” and collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one (1) Share for each three (3) Rights (except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are admitted for trading on the New York Stock Exchange under the symbol “IFN.RT.”

We further understand that the Fund has appointed UBS Securities LLC to act as the Dealer Manager in connection with the Offer and has authorized the Dealer Manager to form and manage a group of broker-dealers (each, a “Selling Group Member,” and collectively, the “Selling Group”) to solicit the exercise of Rights and to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights.

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

1.	We have received and reviewed the Fund’s Prospectus relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Fund relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefor to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any representation, oral or written, to any shareholders or prospective shareholders of the Fund that are not contained in the Prospectus, unless previously authorized to do so in writing by the Fund.

2.	From time to time during the Subscription Period commencing on April 18, 2024 and ending at 5:00 p.m., New York City time, on the Expiration Date (the term “Expiration Date” means May 14, 2024, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this Selling Group Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which EQ Fund Solutions, LLC (the “Subscription Agent”) have received, no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares, or (ii) a Notice of Guaranteed Delivery guaranteeing to the Subscription Agent by the close of business of the second business day after the Expiration Date a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Selling Group Agreement and, in particular, that we will not be entitled to receive any fees under the Fund’s Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Fund and the Subscription Agent and the procedures described in the Fund’s registration statement on Form N-2 (File Nos. 333-276892 and 811-08266), as amended (the “Registration Statement”). For the avoidance of doubt and without limiting the foregoing, we acknowledge and agree that the Dealer Manager has no responsibility for compliance by any person other than the Dealer Manager and its affiliated purchasers (“Affiliated Purchasers”), as that term is defined in Rule 100 of Regulation M (“Regulation M”) under the Exchange Act, with Regulation M, including with respect to all bids for, purchases of, or attempts to induce any person to bid for or purchase, including any solicitation of, the Rights or Shares.

3.	From time to time during the Subscription Period, we may indicate interest in purchasing Shares from the Dealer Manager. We understand that from time to time the Dealer Manager intends to offer Shares obtained or to be obtained by the Dealer Manager through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by the Dealer Manager (the “Offering Price”). We agree that, with respect to any such Shares purchased by us from the Dealer Manager, the sale of such Shares to us shall be irrevocable, and we will offer them to the public at the Offering Price at which we purchase them from the Dealer Manager. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by the Dealer Manager. The Dealer Manager agrees that, if requested by any Selling Group Member, and subject to applicable law, the Dealer Manager will set a new Offering Price prior to 4:00 p.m., New York City time, on any business day. We agree to advise the Dealer Manager from time to time upon request, prior to the termination of this Selling Group Agreement, of the number of Shares remaining unsold which were purchased by us from the Dealer Manager and, upon the Dealer Manager’s request, we will resell to the Dealer Manager any of such Shares remaining unsold at the purchase price thereof if in the Dealer Manager’s opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from the Dealer Manager shall be subject to regular way settlement through the facilities of The Depository Trust Company (“DTC”).

4.	We understand that you will remit to us on or before the tenth business day following the day the Fund issues Shares after the Expiration Date, following receipt by you from the Fund of the Dealer Manager Fee (as defined in the Dealer Manager Agreement), a fee (the “Selling Fee”) equal to 2.00% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (B) each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3. We understand that with respect to each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3, such fee may from time to time vary from 2.00% of the Subscription Price per Share. Your only obligation with respect to payment of the Selling Fee to us is to remit to us amounts owing to us and actually received by you from the Fund. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Selling Group Agreement. We also understand that the Fund and the Adviser have agreed to indemnify us pursuant to the terms set forth in the Dealer Manager Agreement.

5.

We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

6.	We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, FINRA Rules 2040, 5130 and 5141. We understand that no action has been taken by you or the Fund to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

7.	We expressly disclaim any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by the Dealer Manager Agreement or any matters leading up to such transactions, and understand that pursuant to the Dealer Manager Agreement the Fund has confirmed its understanding and agreement with respect to such disclaimer.

8.	Nothing contained in this Selling Group Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Fund liable for the obligations of any Selling Group Member. The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Selling Group Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless the Fund, the Adviser, you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Selling Group Agreement.

9.	We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

10.	All communications to you relating to the Offer will be addressed to: UBS Securities LLC, 1285 Avenue of the Americas New York, New York 10019, Attn: Syndicate Group.

11.	This Selling Group Agreement will be governed by the internal laws of the State of New York.

[Signature Page Follows]

A signed copy of this Selling Group Agreement will be promptly returned to the Selling Group Member at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Selling Group Member:

Authorized Signature	Area Code and Telephone Number

Name and Title	Facsimile Number

Dated:

Payment of the Selling Fee shall be made by wire transfer of same day funds pursuant to the following wire instructions:

Exhibit B

THE INDIA FUND, INC.

10,352,100 Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME,

MAY 14, 2024, UNLESS EXTENDED

New York, New York
April 18, 2024

To Securities Dealers and Brokers:

The India Fund, Inc., a Maryland corporation (the “Fund”), is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on April 18, 2024 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to 10,352,100 shares of common stock (the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund upon the terms and subject to the conditions set forth in the Fund’s Prospectus (the “Offer”). Each such Record Date Shareholder is being issued one (1) Right for each full Common Share owned on the Record Date. Such Rights entitle their holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined) one Share for each three (3) Rights (except that any Record Date Shareholder who owns fewer than three (3) Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are admitted for trading on the New York Stock Exchange (the “NYSE”) under the symbol “IFN.RT.”

The Subscription Price will be determined based on a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the NYSE on the date on which the Offer expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 93% of the net asset value (“NAV”) per Common Share at the close of trading on the NYSE on the date on which the Offer expires, as such date may be extended from time to time, then the Subscription Price will be 93% of the NAV per Common Share at the close of trading on the NYSE on that day. The Subscription Period will commence on April 18, 2024, and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means May 14, 2024, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire).

For the duration of the Offer, the Fund has authorized and directed the Dealer Manager (as hereinafter defined) to reallow, and the Dealer Manager has agreed to reallow, a fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to EQ Fund Solutions, LLC, the Fund’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a fee (the “Soliciting Fee”) equal to 0.50% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who is not making solicitations outside the United States, who is relying on Rule 15a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be exempt from registration in the United States as a broker or dealer, and who agrees to conform to the Rules of FINRA, including, without limitation, FINRA Rules 2040, 5130 and 5141 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

The Fund has authorized and directed the Dealer Manager to pay, and the Dealer Manager has agreed to pay, the Soliciting Fees payable to the undersigned Soliciting Dealer, and the Fund and abrdn Asia Limited (the “Adviser”) have agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated April 18, 2024, among the Fund, the Adviser and UBS Securities LLC, as the dealer manager (the “Dealer Manager”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Fund or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the second business day after the Expiration Date of (a) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and (b) full payment for such Shares. Soliciting Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Soliciting Fees will be paid by the Fund (through the Subscription Agent) to the Soliciting Dealer by wire transfer of same day funds to an account or accounts identified by the Soliciting Dealer below by the tenth business day following the day the Fund issues Shares after the Expiration Date.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Soliciting Fees from the Fund by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Fund that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Exchange Act, the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager and has not made any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund; (vii) it will not accept Soliciting Fees paid by the Fund pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or the account of any affiliates; (viii) it will not remit, directly or indirectly, any part of Soliciting Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees. For the avoidance of doubt and without limiting clause (ii) of the foregoing sentence, the undersigned Soliciting Dealer acknowledges and agrees that the undersigned Soliciting Dealer is solely responsible for compliance by it and its Affiliated Purchasers with Rule 101 of Regulation M under the Exchange Act, including with respect to all bids for, purchases of, or attempts to induce any person to bid for or purchase, including any solicitation of, the Rights or Shares, and that the Dealer Manager has no responsibility for ensuring that that the Soliciting Dealer’s solicitation activities comply with Regulation M. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Fund, the Adviser and the Dealer Manager against losses, claims, damages and liabilities to which the Fund may become subject as a result of the breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer. By returning a Soliciting Dealer Agreement, the Soliciting Dealer expressly disclaims any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by the Dealer Manager Agreement or any matters leading up to such transactions, and understand that pursuant to the Dealer Manager Agreement the Fund has confirmed its understanding and agreement with respect to such disclaimer.

Upon expiration of the Offer, no Soliciting Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who is not making solicitations outside the United States, who is relying on Rule 15a-6 under the Exchange Act to be exempt from registration in the United States, and who has conformed to the Rules of FINRA, including, without limitation, FINRA Rules 2040, 5130 and 5141 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to: UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attn: Syndicate Group.

[Signature Page Follows]

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Soliciting Dealer

Authorized Signature	Area Code and Telephone Number

Name and Title	Facsimile Number

Dated:

Payment of the Soliciting Fee shall be made by wire transfer of same day funds pursuant to the following wire instructions:

EXHIBIT C

FORM OF OPINION OF
DECHERT LLP, COUNSEL FOR THE FUND

•               Ladies and Gentlemen:

We have acted as counsel to The India Fund, Inc., a Maryland corporation (the “Fund”), in connection with the issuance by the Fund to the holders of the Fund’s shares of common stock, par value $0.001 per share (the “Common Shares”), of transferable rights (the “Rights”) entitling the holders of such Rights to purchase upon the exercise of the Rights, up to an aggregate of 10,352,100 Common Shares (the “Shares”), pursuant to a dealer manager agreement dated April 18, 2024 (the “Dealer Manager Agreement”), by and among (i) the Fund, (ii) abrdn Asia Limited, a Singapore corporation (the “Investment Manager”) and you as the dealer manager (the “Dealer Manager”). This opinion is given pursuant to Section 6(b)(i) of the Dealer Manager Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Dealer Manager Agreement.

As to matters of fact relating to our opinions, we have relied upon written representations of the parties in the Documents (as defined below), written representations made by the Fund, and written representations of officers and other representatives of the Fund, and we have examined originals, or certified copies or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”), without independent verification of the accuracy of such representations or of the information contained in the Documents.

1.	The registration statement on Form N-2 filed by the Fund with the Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act (1933 Act File No. 333-276892 and 1940 Act File No. 811-08266); the registration statement, as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, being hereinafter referred to as the “Registration Statement”;

2.	The prospectus, dated April 5, 2024, in the form it was filed with the Commission on April 18, 2024, pursuant to Rule 424(b) promulgated under the 1933 Act, including the Statement of Additional Information, dated April 5, 2024, included in such filing (the “Base Prospectus”);

3.	The prospectus supplement, dated April 18, 2024, in the form it was filed with the Commission on April 18, 2024, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

4.	An executed copy of the officer’s certificate of Lucia Sitar, Vice President of the Fund, dated the date hereof (the “Officer’s Certificate”);

5.	An executed copy of the secretary’s certificate of Megan Kennedy, Secretary of the Fund, dated the date hereof (the “Secretary’s Certificate”);

6.	A certificate of the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as to the good standing of the Fund as of a recent date (the “Maryland Certificate”);

7.	The Articles of Amendment and Restatement of the Fund (as amended, the “Articles”), certified pursuant to the Secretary’s Certificate;

8.	The Amended and Restated By-Laws of the Fund (as amended, the “Bylaws” and, together with the Articles, the “Organizational Documents”), certified pursuant to the Secretary’s Certificate;

9.	Copies of certain resolutions of the Board of Directors of the Fund (the “Board of Directors”), adopted on [ ] and March 14, 2024, certified pursuant to the Secretary’s Certificate;

10.	The form of subscription certificate evidencing the Rights (the “Subscription Certificate”), certified as of the date hereof by an officer of the Fund;

11.	An executed copy of the Dealer Manager Agreement;

12.	An executed copy of the Subscription Agent Agreement between the Fund and EQ Fund Solutions, LLC (“EQ Fund Solutions”), dated as of April 17, 2024 (the “Subscription Agent Agreement”);

13.	An executed copy of the Information Agent Agreement between the Fund and EQ Fund Solutions, dated as of April 17, 2024 (the “Information Agent Agreement”); and

14.	An executed copy of the management agreement dated December 19, 2011, by and between the Fund and the Investment Manager (the “Advisory Agreement” and together with the Dealer Manager Agreement, the Subscription Agent Agreement and the Information Agent Agreement, the “Transaction Agreements”).

In addition, we have examined originals or copies of such other corporate records of the Fund and the Investment Manager, certificates of public officials and officers of such persons and agreements and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competence of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver however arising) to, the Dealer Manager Agreement or any other instrument or document used by us to form the basis of the opinions expressed herein. Representatives of this firm also attended meetings of the Board of Directors at which certain actions were taken. In addition, we have assumed that (i) all natural persons who are signatories to the Dealer Manager Agreement have the legal capacity to enter into and perform their respective obligations under the Dealer Manager Agreement, (ii) each of the parties thereto (other than the Fund) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) each of the parties thereto (other than the Fund) has the legal power and authority to enter into and perform all of its respective obligations under the Dealer Manager Agreement, (iv) the Dealer Manager Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Fund) and (v) the Dealer Manager Agreement is the legal, valid and binding obligation of each party thereto (other than the Fund), enforceable against such persons in accordance with its terms. We further assume after due inquiry that (a) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Dealer Manager Agreement and (b) there are and have been no agreements or understandings among parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Dealer Manager Agreement.

When an opinion set forth below refers to “our knowledge” or any similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm who have rendered substantive legal services to the Fund in connection with the transactions contemplated by the Dealer Manager Agreement and our attorneys who have principal responsibility for representing the Fund on other matters in areas relevant to the opinions being rendered, which knowledge has been obtained by such attorneys in such capacity. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Fund. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Fund to meet its obligations under the Fund Agreements; (b) the truthfulness or accuracy of any applications, reports, plans, documents or financial statements furnished to the Dealer Manager by (or on behalf of) the Fund in connection with the Dealer Manager Agreement, the Registration Statement or the Prospectus; or (c) the truthfulness or accuracy of any representations or warranties made by the Fund in the Dealer Manager Agreement, the Registration Statement, the Prospectus or other documents described herein, which are not the subject of any of the opinions stated herein. Other than as set forth herein, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Fund. Moreover, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

We have not obtained special written rulings of the Commission, state securities commissions or other administrative bodies or officials charged with the administration of such statutes, regulations and rulings.

Based upon and subject to the foregoing and such examination of law as we have deemed necessary and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

i.	Based solely on our review of the Maryland Certificate, the Fund is in good standing with the SDAT and has a valid existence under the Maryland General Corporation Law (“MGCL”).

ii.	The Fund has the power and authority under the Articles to operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations, in each case as described in the Prospectus;

iii.	The Fund has the corporate power and authority under the MGCL to execute and deliver the Dealer Manager Agreement, Subscription Agent Agreement and Information Agent Agreement and to consummate the issuance of the Rights and the issuance and sale of the Shares upon the exercise of the Rights.

iv.	The Fund is registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company.

v.	To our knowledge, the Fund Agreements are in full force and effect and, to our knowledge, neither the Fund nor any other party to any such agreement is in default thereunder, and to our knowledge, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder.

vi.	Each of the Dealer Manager Agreement, Subscription Agent Agreement and Information Agent Agreement has been duly authorized, executed and delivered by all requisite action on the part of the Fund under the MGCL.

vii.	Each of the Subscription Agent Agreement, Information Agent Agreement and Advisory Agreement is a valid and binding obligation of the Fund, enforceable against the Fund, in accordance with its terms.

viii.	Each of the Dealer Manager Agreement and Advisory Agreement complies in all material respects with the applicable provisions of the laws of the State of New York, the 1940 Act, the general rules and regulations adopted under the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations adopted under the Advisers Act.

ix.	The execution and delivery by the Fund of, and the performance by the Fund of its obligations under, the Dealer Manager Agreement, Subscription Agent Agreement and Information Agent Agreement, and the issuance of the Rights and the issuance and sale of the Shares upon the exercise of the Rights as contemplated by the Dealer Manager Agreement will not conflict with the Organizational Documents. The performance by the Fund of its obligations under Advisory Agreement will not conflict with the Organizational Documents.

x.	The execution and delivery by the Fund of, and the performance by the Fund of its obligations under, the Dealer Manager Agreement, the Subscription Agent Agreement and the Information Agent Agreement, and the issuance of the Rights and the issuance and sale of the Shares upon the exercise of the Rights as contemplated by the Dealer Manager Agreement, (i) will not contravene: (a) any provision of the laws of the State of New York, the MGCL or any federal law of the United States of America that in our experience is normally applicable to Maryland corporations of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements, provided that we express no opinion as to federal, state or foreign securities or Blue Sky laws (other than the 1940 Act); (b) any agreement or other instrument binding upon the Fund that is filed or incorporated by reference as an exhibit to the Registration Statement; or (c) to our knowledge, any judgment, injunction, order or decree binding upon the Fund, and (ii) will not cause the creation of any security interest or lien upon any of the property of the Fund. The performance by the Fund of its obligations under Advisory Agreement (i) will not contravene: (a) any provision of the laws of the State of New York, the MGCL or any federal law of the United States of America that in our experience is normally applicable to Maryland corporations of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements, provided that we express no opinion as to federal, state or foreign securities or Blue Sky laws (other than the 1940 Act); (b) any agreement or other instrument binding upon the Fund that is filed or incorporated by reference as an exhibit to the Registration Statement; or (c) to our knowledge, any judgment, injunction, order or decree binding upon the Fund, and (ii) will not cause the creation of any security interest or lien upon any of the property of the Fund.

xi.	No consent, approval, authorization, or order of, or qualification with, any governmental body, agency or, to our knowledge, court, under the laws of the State of New York, the MGCL or any federal law of the United States of America that in our experience is normally applicable to Maryland corporations of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements is required for the performance by the Fund of its obligations under the Dealer Manager Agreement, the Subscription Agent Agreement or the Information Agent Agreement, except for: (a) the registration of the Shares and of the offering of the Rights under the 1933 Act pursuant to the Registration Statement, under the Exchange Act and under the 1940 Act; (b) such as may be required under state or foreign securities or Blue Sky laws as to which we express no opinion and (c) such other approvals as have been obtained. No consent, approval, authorization, or order of, or qualification with, any governmental body, agency or, to our knowledge, court, under the laws of the State of New York, the MGCL or any federal law of the United States of America that in our experience is normally applicable to Maryland corporations of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements is required for the enforceability of the Advisory Agreement against the Fund, except for: (a) such as may be required under state or foreign securities or Blue Sky laws as to which we express no opinion and (b) such other approvals as have been obtained.

xii.	The provisions of the Organizational Documents do not violate the 1940 Act and the applicable rules and regulations under the 1940 Act.

xiii.	The Fund has authority to issue 100,000,000 Common Shares in accordance with the provisions set forth in the Articles. The Rights and the Shares have been duly authorized by all requisite action on the part of the Fund under the MGCL and, when issued upon the exercise of the Rights in accordance with the terms of the Subscription Certificate, the Shares will be validly issued and fully paid and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the MGCL or the Organizational Documents.

xiv.	The statements in the Prospectus under the caption “Description of Capital Structure” insofar as such statements purport to summarize certain provisions of the Organizational Documents, 1940 Act or the MGCL fairly summarize such provisions in all material respects. The statements in the Prospectus under the captions “Tax Matters,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred thereto in all material respects.

The opinions stated herein are subject to the following qualifications:

i.	The opinions expressed herein are limited by principles of equity (regardless of whether considered in a proceeding in equity or at law) that may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy (including preferences), insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other laws or decisions relating to or affecting debtors’ obligations or creditors’ rights generally and, as to rights of indemnification and contribution, by principles of public policy. The opinions expressed above also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought.

ii.	Without limiting the generality of the foregoing, we express no opinion with respect to: (1) provisions in the Dealer Manager Agreement that provide that certain rights or obligations are absolute or unconditional; (2) provisions that restrict access to or waive legal or equitable remedies or access to courts; (3) provisions that affect or confer jurisdiction or purport to bind the Fund to the exclusive jurisdiction of any particular court or courts; (4) any provision of the Dealer Manager Agreement that may be construed as a forfeiture or penalty; or (5) any provision of the Dealer Manager Agreement that purports to provide that the terms thereof may not be varied or waived except in writing or that the express terms thereof supersede any inconsistent course of performance and/or usage of the trade.

iii.	Except to the extent expressly stated herein, we do not express any opinion as to (a) the compliance or non-compliance of any party (other than the Fund) to any of the Transaction Agreements with any state, federal or other laws or regulations applicable to such party or (b) the legal or regulatory status or the nature of the business of such party.

iv.	Except to the extent expressly stated herein with respect to the Fund, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.

v.	Except with respect to the 1940 Act and the rules and regulations under the 1940 Act, to the extent referred to in paragraphs (xii) and (xiv) above, we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security.

vi.	Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto).

vii.	We do not express any opinion whether the execution or delivery of the Dealer Manager Agreement by the Fund, or the performance by the Fund of its obligations under any Transaction Agreement, including the issuance of the Rights and the issuance and sale of the Shares upon the exercise of the Rights, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Fund.

viii.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering the statute of limitations.

ix.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code.

x.	We have assumed that all conditions precedent contained in Section 6 of the Dealer Manager Agreement, which conditions require the delivery of documents, evidence or other items satisfactory in form, scope and/or substance to the Dealer Manager or the satisfaction of which is otherwise in the discretion or control of the Dealer Manager, have been, or contemporaneously with the delivery hereof will be, fully satisfied or waived.

xi.	We do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such provision purports to bind the Fund to the exclusive jurisdiction of any particular court or courts.

xii.	Irrespective of the agreement of the parties to any Transaction Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes. In addition, we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement.

xiii.	We do not express any opinion with respect to the enforceability of any provision contained in the Transaction Agreements with respect to the choice of law or choice of forum of the parties to the Transaction Agreements.

xiv.	We do not express any opinion with respect to any of the fees paid or payable pursuant to any of the Transaction Agreements.

xv.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement granting any person any right to set off or apply any deposit, property or indebtedness except to the extent that the debt between the Fund and such person is a mutual debt.

xvi.	We do not express any opinion with respect to any of Section 13 of the Dealer Manager Agreement to the extent that such section provides for a waiver of trial by jury.

xvii.	Certain of the remedial and procedural provisions with respect to the security contained in the Transaction Agreements may be unenforceable in whole or in part.

xviii.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreements providing any waiver, release, disclaimer or any other variation of any right or duty of any party to the extent that any such waiver, release, disclaimer or other variation is not enforceable pursuant to Sections 1-302 or 9-602 of the Uniform Commercial Code.

xix.	We do not express any opinion with respect to the creation, perfection or priority of any security interest.

In addition, in rendering the foregoing opinions we have assumed that:

i.	the Organizational Documents are the only governing instruments, as defined under the MGCL, of the Fund; the Fund has, and since the time of its formation has had, at least one validly admitted and existing director of the Fund and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Fund or the Board of Directors or beneficial holders, as applicable, that would result in the liquidation, dissolution or winding-up of the Fund, (ii) no event has occurred that has adversely affected the good standing of the Fund under the MGCL, and the Fund has taken all actions required by the laws of the State of Maryland to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Articles; and

We express no opinion herein as to any matters governed by any laws other than the laws of the State of New York, the MGCL, and the federal securities laws of the United States of America normally applicable to transactions of the type contemplated by the Dealer Manager Agreement by closed-end management investment companies registered under the 1940 Act.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof. We assume no obligation to supplement these opinions if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Dealer Manager Agreement and, without our express written consent, neither our opinion nor this opinion letter may be assigned or provided to or relied upon by any other person or by you for any other purpose (in each case other than the successor in interest of the Dealer Manager by means of merger, consolidation, transfer of business or other similar transaction).

Very truly yours,

EXHIBIT D

FORM OF OPINION OF
DECHERT LLP, COUNSEL FOR THE ADVISER

Ladies and Gentlemen:

We have acted as U.S. counsel for abrdn Asia Limited, a corporation organized under the laws of Singapore (the “Investment Manager”), in connection with the transactions contemplated by the Dealer Manager Agreement dated as of April 17, 2024 (the “Dealer Manager Agreement”), by and among (i) The India Fund, Inc. (the “Fund”), (ii) the Investment Manager and (iii) you as the dealer manager (the “Dealer Manager”). This opinion is given pursuant to Section 6(b)(ii) of the Dealer Manager Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Dealer Manager Agreement.

As to matters of fact relating to our opinions, we have relied upon written representations of the parties in the Documents (as defined below), written representations made by the Investment Manager, and written representations of officers and other representatives of the Investment Manager, and we have examined originals, or certified copies or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”), without independent verification of the accuracy of such representations or of the information contained in the Documents.

1.	The registration statement on Form N-2 filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (1933 Act File No. 333-276892 and 1940 Act File No. 811-08266); the registration statement, as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, being hereinafter referred to as the “Registration Statement”;

2.	The prospectus, dated April 5, 2024, in the form it was filed with the Commission on April 18, 2024, pursuant to Rule 424(b) promulgated under the 1933 Act, including the Statement of Additional Information, dated April 5, 2024, included in such filing (the “Base Prospectus”);

3.	The prospectus supplement, dated April 18, 2024, in the form it was filed with the Commission on April 18, 2024, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

4.	An executed copy of the officer’s certificate of [ ], Authorised Signatory of the Investment Manager, dated the date hereof (the “Officer’s Certificate”);

5.	An executed copy of the secretary’s certificate of [ ], Company Secretary of the Investment Manager, dated the date hereof (the “Secretary’s Certificate”);

6.	A copy of the Certificate of Incorporation of the Investment Manager, as amended, and certified pursuant to the Secretary’s Certificate;

7.	A copy of the Investment Manager’s Form ADV filed with the Commission on April 3, 2024;

8.	An executed copy of the Dealer Manager Agreement; and

9.	An executed copy of the management agreement dated December 19, 2011, by and between the Fund and the Investment Manager (the “Advisory Agreement” and together with the Dealer Manager Agreement, the “Transaction Documents”).

In addition, we have examined originals or copies of such other corporate records of the Fund and the Investment Manager, certificates of public officials and officers of such persons and agreements and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity and competence of all persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies of such documents. We have also assumed that each individual executing a Transaction Document on behalf of a party (other than the Investment Manager) is authorized to do so, and that each of the parties (other than the Investment Manager) executing any of the Transaction Documents had the requisite corporate, trust, limited liability company or partnership power to enter into and perform all obligations under such Transaction Documents and has validly executed and delivered each of the Transaction Documents to which such party is a signatory, and such party’s obligations set forth therein are valid and binding and are enforceable against such party in accordance with their terms. In addition, we have assumed that: (a) each of the parties to the Transaction Documents (other than the Investment Manager) is validly existing and in good standing under the laws of the jurisdiction of its organization or formation; and (b) each of the parties to the Transaction Documents has received all agreed upon consideration for each Transaction Document to which it purports to be a party. We assume that (a) there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Transaction Documents and (b) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Transaction Documents.

When an opinion set forth below refers to “our knowledge” or any similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm who have rendered substantive legal services to the Investment Manager in connection with the transactions contemplated by the Dealer Manager Agreement and our attorneys who have principal responsibility for representing the Investment Manager on other matters in areas relevant to the opinions being rendered, which knowledge has been obtained by such attorneys in such capacity. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Investment Manager. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Investment Manager to meet its obligations under the Transaction Documents; (b) the truthfulness or accuracy of any applications, reports, plans, documents or financial statements furnished to the Dealer Manager by (or on behalf of) the Investment Manager in connection with the Dealer Manager Agreement, the Registration Statement or the Prospectus; or (c) the truthfulness or accuracy of any representations or warranties made by the Investment Manager in the Dealer Manager Agreement, the Registration Statement, the Prospectus or other documents described herein, which are not the subject of any of the opinions stated herein. Other than as set forth herein, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Investment Manager. Moreover, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

We have not obtained special written rulings of the Commission, state securities commissions or other administrative bodies or officials charged with the administration of such statutes, regulations and rulings.

Based upon, and subject to, the foregoing and such examination of law as we have deemed necessary and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

i.	The Investment Manager is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and, to our knowledge, is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement as an Investment Manager to the Fund as contemplated by the Registration Statement or the Prospectus.

ii.	The Dealer Manager Agreement has been duly authorized, executed and delivered by the Investment Manager.

iii.	The Advisory Agreement constitutes a valid and binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms under the laws of the State of New York.

iv.	The execution and delivery by the Investment Manager of, and the performance by the Investment Manager of its obligations under, the Dealer Manager Agreement will not to our knowledge constitute a breach or default under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Manager under the Advisory Agreement or any other material agreement, indenture, lease or other instrument to which the Investment Manager is a party or any of its property or assets is subject, except where such breach, default, lien, charge or encumbrance does not or could not materially and adversely affect the ability of the Investment Manager to perform its obligations under the Dealer Manager Agreement.

v.	The performance by the Investment Manager of its obligations under the Transaction Documents does not violate the applicable laws of the State of New York, the 1940 Act, the general rules and regulations adopted under the 1940 Act, the Advisers Act or the rules and regulations adopted under the Advisers Act.

vi.	The description in the Registration Statement and the Prospectus of the Investment Manager and its business complies in all material respects with all applicable requirements of the 1933 Act and the 1940 Act.

vii.	No consent, approval, authorization, or license with any governmental authority under any law, rule or regulation of the State of New York or any federal law of the United States of America is required for the performance by the Investment Manager of its obligations under each of the Transaction Documents, except such as have been obtained or such as to which the failure to obtain would have neither (a) an Adviser Material Adverse Effect nor (b) an adverse effect on the consummation of the transactions contemplated by the Dealer Manager Agreement.

The opinions stated herein are subject to the following qualifications:

i.	We call to your attention that irrespective of the agreement of the parties to the Transaction Documents concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Transaction Documents.

ii.	Except to the extent expressly stated herein, we do not express any opinion as to (a) the compliance or noncompliance of any other party (other than the Investment Manager) to the Transaction Documents with any state, federal or other laws or regulations applicable to such party or (b) the legal or regulatory status or the nature of the business of such party.

iii.	Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto).

iv.	We do not express any opinion with respect to any of the fees to be paid pursuant to the Advisory Agreement.

v.	We do not express any opinion as to whether the execution, delivery or performance by the Investment Manager of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Investment Manager or any of its subsidiaries.

vi.	The opinion set forth in paragraph (iv) above is based solely on our discussions with the officers or other representatives of the Investment Manager responsible for the matters discussed therein, our review of documents furnished to us by the Investment Manager and our reliance on the representations and warranties of the Investment Manager contained in the Dealer Manager Agreement, Advisory Agreement, Officer’s Certificate and Secretary’s Certificate. In addition, we call to your attention that we have not been engaged by, nor have we rendered any advice to, the Investment Manager in connection with any legal or governmental proceedings. Accordingly, we do not have any special knowledge with respect to such matters.

vii.	We have assumed that there are no actions, suits or proceedings pending or threatened to which the Investment Manager is a party, before any court, governmental agency or arbitrator which would reasonably be expected to affect adversely the registration of the Investment Manager with the Commission.

We express no opinion herein as to any matters governed by any laws other than the laws of the State of New York and the federal securities laws of the United States of America that are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement by closed-end management investment companies registered under the 1940 Act. We express no opinion concerning any state securities or Blue Sky laws, rules or regulations.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof. We assume no obligation to supplement these opinions if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Dealer Manager Agreement and, without our express written consent, neither our opinion nor this opinion letter may be assigned or provided to or relied upon by any other person or by you for any other purpose (in each case other than the successor in interest of the Dealer Manager by means of merger, consolidation, transfer of business or other similar transaction).

Very truly yours,

EXHIBIT E

FORM OF OPINION OF
Allen & Gledhill LLP, SINGAPORE COUNSEL OF THE ADVISER

Dear Sirs

abrdn Asia Limited

1.	This opinion addresses certain Singapore legal matters relating to abrdn Asia Limited (the “Adviser”) and the appointment by the Adviser and The India Fund, Inc. (the “Fund”) of UBS Securities LLC (“UBS”) to act as dealer manager in connection with the issuance by the Fund, of transferable rights (“Rights”) to its common stockholders and entitling the holders of the Rights to subscribe for shares of the Fund’s common stock (the “Shares”), subject to and in accordance with the terms and conditions of the Dealer Manager Agreement (as defined in the Schedule to this opinion).

2.	We are delivering this opinion to you pursuant to Section 6(b)(iii) of the Dealer Manager Agreement.

3.	For the purpose of rendering this opinion, we have examined (i) the documents listed and, where appropriate, defined in the Schedule to this opinion, and (ii) such other documents as we have considered necessary to examine in order that we may render this opinion.

4.	We have assumed:

(i)	that each of the Dealer Manager Agreement and the Management Agreement (all as defined in the Schedule to this opinion and together, the “Agreements”) is within the capacity and powers of, and has been validly authorised by, each party thereto (other than the Adviser), and has been validly executed and delivered by and on behalf of each party thereto in accordance with all relevant laws, including, in the case of each party that is a corporate entity, the laws of that party’s jurisdiction of incorporation and its constitutional documents;

(ii)	that each party to the Agreements (other than the Adviser) has obtained all necessary consents and authorisations, and is otherwise qualified or empowered, to enter into and perform its obligations under each of the Agreements to which it is a party;

(iii)	the genuineness of all signatures (including electronic signatures) on all documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the completeness, and conformity to original documents, of all copies submitted to us and the authenticity of the originals of such latter documents;

(iv)	that the copies of the Constitution and the Certificate of Incorporation of the Adviser submitted to us for examination are true, complete and up-to-date copies;

(v)	that the copies of the Board Resolutions (as defined in the Schedule to this opinion) submitted to us for examination are true, complete and up-to-date copies;

(vi)	that the copy of the CMS Licence (as defined in the Schedule to this opinion) submitted to us for examination is a true, complete and up-to-date copy and the Adviser is in compliance with the conditions of the CMS Licence;

(vii)	that the information contained in the electronic instant information search results on a business profile search made on [16 April] 2024, obtained from the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) in respect of the Adviser (the “ACRA Search”) is true and complete and that such information has not since been materially altered, and that the ACRA Search did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the ACRA Search;

(viii)	that the information contained in the searches of the Appeal Cases, Civil Cases and Enforcement modules carried out by us on the Cause Book Search of the Singapore Judiciary’s Integrated Electronic Litigation System in respect of the Adviser for the years 2023 to 2024 on [16 April] 2024 (the “Litigation Searches”) is true and complete, that such information has not since been materially altered and that the Litigation Searches did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the Litigation Searches;

(ix)	that the information contained in the searches of the Insolvency module carried out by us on the Cause Book Search of the Singapore Judiciary’s Integrated Electronic Litigation System in respect of the Adviser for the years 2023 to 2024 on [16 April] 2024 (the “Winding-Up Searches”) is true and complete, that such information has not since been materially altered and that the Winding-Up Searches did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the Winding-Up Searches;

(x)	that the Rights and the Shares will be duly offered, sold, issued and delivered in accordance with the terms of the Dealer Manager Agreement and the CMS Licence;

(xi)	that each of the Agreements constitutes legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all jurisdictions other than the Republic of Singapore and in particular, that the Agreements constitute the legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of New York by which the Agreements are stipulated to be governed;

(xii)	that there are no provisions of the laws of any jurisdiction (other than the laws of the Republic of Singapore), which may be contravened by the execution or delivery of any of the Agreements or the offering, sale, issue and delivery of the Rights or the Shares, and that insofar as any obligations expressed to be incurred or performed under any of the Agreements fails to be performed in, or is otherwise subject to the laws of, any jurisdiction other than the Republic of Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

(xiii)	there are no provisions of the laws of any jurisdiction outside the Republic of Singapore which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with;

(xiv)	that the choice of New York law as the governing law of each of the Dealer Manager Agreement and the Management Agreement has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the United States federal or state courts in the State of New York as a matter of New York law, and all other relevant laws (other than the laws of the Republic of Singapore);

(xv)	that each of the Dealer Manager Agreement and the Management Agreement have the same meaning and effect under the laws of the State of New York as it would have if it were interpreted under Singapore law by a court in the Republic of Singapore;

(xvi)	that all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside the Republic of Singapore and all other requirements outside the Republic of Singapore for the legality, validity and enforceability of each of the Agreements and the offering, sale, issue and delivery of the Rights or the Shares have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

(xvii)	that the execution and delivery by each of the parties to the Agreements and the performance of their respective obligations under the Agreements, will not contravene any agreement or instrument binding upon them or their assets;

(xviii)	that the Adviser has not, at the time of entry into the transactions contemplated by the Agreements to which it is a party, (a) entered into or initiated any process for any arrangement or compromise (including scheme of arrangement or compromise), nor does it have any intention to propose any arrangement or compromise, (b) initiated any corporate voluntary arrangements or entered into any composition agreement with its creditors, (c) been declared unable to pay its debts and liabilities (including contingent and prospective liabilities) or is otherwise insolvent, (d) commenced or been the subject of any winding up procedure whatsoever, (e) requested or been subject to the appointment of, or any application being made or resolution being passed for the appointment of, any receiver (including a receiver and manager), trustee, judicial manager, liquidator, sequestrator, administrative receiver, administrator or similar officer (including any interim or provisional officer), (f) been in a position where it is unable to pay its debts and liabilities (including contingent and prospective liabilities) or is otherwise insolvent or has become unable to pay its debts and liabilities (including contingent and prospective liabilities) or been in a position where its assets are less than its liabilities (including contingent and prospective liabilities) or is otherwise insolvent by reason or as a result of the entering into or completion of the transactions contemplated by the Agreements to which it is a party, or (g) been subject to any event similar to any of the above under the laws of any jurisdiction;

(xix)	that in exercising the Adviser’s power to enter into each of the Agreements to which it is a party, undertake and perform the obligations expressed to be undertaken and performed by it under each Agreement to which it is party, the directors of the Adviser are acting in good faith and in furtherance of the substantive objects and for the legitimate purpose of the Adviser and that the entry into the Agreements to which it is a party may reasonably be considered to have been in the interests, and for the commercial benefit, of the Adviser;

(xx)	that the Board Resolutions have not been rescinded, modified, supplemented or superseded and remain in full force and effect, no other resolutions or other action has been taken which may affect the validity or regularity of the Board Resolutions and no party to the Agreements, nor any of their respective officers, employees or advisers, has notice of any matter which would adversely affect the validity or regularity of the Board Resolutions;

(xxi)	that all forms, returns, documents, instruments, exemptions or orders required to be lodged, filed, notified, advertised, recorded, registered or renewed with any governmental body or agency outside the Republic of Singapore, at any time prior to, on or subsequent to the issue of the Rights or the Shares, for the legality, validity and enforceability of each of the Agreements, the Rights and the Shares and the offering, issue, sale or delivery of the Rights or Shares, have been or will be duly lodged, filed, notified, advertised, recorded, registered or renewed and that any conditions in relation to such lodgement, filing, notification, advertisement, recording, registration or renewal have been or will be duly satisfied;

(xxii)	the correctness of all facts (other than those stated in paragraph 7 below) stated in the Agreements and the Prospectus (as defined in the Schedule to this opinion);

(xxiii)	that no party to the Agreements is, or will be, engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of any of the Agreements which might render any of them or any relevant transaction or any associated activity illegal, void or voidable; and

(xxiv)	that apart from what appears in the Agreements, there are no dealings between the parties that affect the Agreements.

5.	[The ACRA Search and the Winding-Up Searches revealed no order or resolution for the winding-up of the Adviser and no notice of appointment of a receiver or judicial manager for the Adviser.] With respect to the ACRA Search, it should be noted that the information obtained from the ACRA Search may not reflect filings made in the several weeks prior to the date of such searches as the updating of such information is done by ACRA periodically. Our review of the ACRA Search may therefore not be based on up-to-date information. With respect to the Winding-Up Searches, it should be noted that notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed immediately.

6.	We have received a certificate (the “Certificate”) dated [•] 2024 from [•], a director of the Adviser, which certifies the matters referred to in paragraphs 7(vi) and 7(vii) below. In rendering our opinion in those paragraphs, we have relied solely on the statements in the Certificate, the ACRA Search, the Litigation Searches and the Winding-Up Searches and we have not reviewed or examined the corporate secretarial records and documents of the Adviser for the purposes of giving our opinion in those paragraphs. However, nothing has come to our attention which gives us any reason to believe that the statements in the Certificate are, as at the date hereof, untrue, inaccurate or misleading in any material respect. Save for the ACRA Search, the Litigation Searches and the Winding-Up Searches, we have made no independent investigation into any of the matters set out in the Certificate and we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to the matters set out in the Certificate.

7.	Based upon and subject to the foregoing, and subject to the qualifications set forth and any matters not disclosed to us, we are of the opinion that:

(i)	the Adviser is a company duly incorporated and validly existing under the Companies Act 1967 and has the corporate power to conduct its business as described in the Prospectus;

(ii)	as the holder of a capital markets services licence issued by the Monetary Authority of Singapore under the Securities and Futures Act 2001, the Adviser is duly licensed to carry on the business of fund management in the Republic of Singapore and the Adviser is not prohibited by the laws of the Republic of Singapore from acting under the Management Agreement as contemplated by the Prospectus;

(iii)	the Adviser has the corporate power under its Constitution to enter into, and to perform its obligations under, the Agreements;

(iv)	all necessary corporate action required under the laws of the Republic of Singapore and the Constitution of the Adviser has been taken by the Adviser to authorise its execution and delivery of the Agreements and the performance by it of its obligations under the Agreements;

(v)	the choice of the laws of New York as the governing law of each of the Dealer Manager Agreement and the Management Agreement, will be recognised by the courts of the Republic of Singapore as a valid choice of law and accordingly New York law governs the validity and binding effect of each of the Dealer Manager Agreement and the Management Agreement and the enforceability against the Adviser provided that:

(a)	such law is proven to the satisfaction of the courts of the Republic of Singapore;

(b)	such law will be disregarded if its application will be illegal or contrary to public policy or any applicable mandatory laws in the Republic of Singapore; and

(c)	matters of procedure including questions of set-off and counter-claim, interest chargeable on judgment debts, priorities, measure of damages, limitation of actions and submissions to the jurisdiction of foreign courts are as a general rule governed by the laws of the Republic of Singapore to the exclusion of the relevant expressed governing law;

(vi)	the execution, delivery and performance of the Dealer Manager Agreement and the Management Agreement and the consummation by the Adviser of the transactions contemplated therein do not contravene or breach (a) the Certificate of Incorporation or the Constitution of the Adviser; or (b) any provisions of the laws of Singapore applicable to companies generally;

(vii)	as far as we are aware, there are no actions, suits or proceedings involving the Adviser by or before any court of the Republic of Singapore; and

(viii)	no consent, approval, authorisation, filing with or order of any court or governmental agency or body in the Republic of Singapore is required for the performance by the Adviser of its obligations under the Agreements to which it is a party, except such as have been obtained and are in full force and effect.

8.	This opinion relates only to the laws of general application of the Republic of Singapore as at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Agreements, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

9.	The term “enforceable” as used above means that the obligations assumed or to be assumed by the Adviser under the Agreements are of a type which the courts of the Republic of Singapore enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(i)	enforcement may be limited by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganisation, reconstruction or similar laws generally relating to or affecting creditors’ rights;

(ii)	enforcement may be limited by general principles of equity – for example, equitable remedies may not be available where damages are considered to be an adequate remedy. Without limitation to the foregoing, as an example, the power of the courts of the Republic of Singapore to grant equitable remedies such as an injunction and specific performance is discretionary and accordingly a court of the Republic of Singapore may make an award of compensation where an equitable remedy is sought;

(iii)	claims may become barred under the Limitation Act 1959 or may be or become subject to defences of set-off or counterclaim;

(iv)	where any obligations of any person are to be performed or observed or are based on a matter arising in any jurisdiction outside the Republic of Singapore or a person’s obligations are subject to the laws of a jurisdiction outside the Republic of Singapore, such obligations may not be enforceable under the laws of the Republic of Singapore to the extent that performance thereof would be illegal or contrary to public policy under the laws of such other jurisdiction; and

(v)	enforcement of obligations may be invalidated by reason of fraud.

10.	In addition, this opinion is subject to the following qualifications:

(i)	where, under any of the Agreements, any person is vested with a discretion or may determine a matter in its opinion, the laws of the Republic of Singapore may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

(ii)	a court of the Republic of Singapore may stay proceedings if concurrent proceedings are brought elsewhere;

(iii)	any provision in each of the Agreements as to severability may not be binding under the laws of the Republic of Singapore and the question of whether or not provisions which are illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question;

(iv)	a court of the Republic of Singapore may refuse to give effect to clauses in any of the Agreements in respect of the costs of litigation brought before a court of the Republic of Singapore or where the court has itself made an order for costs;

(v)	we express no opinion as to events and conditions which might violate covenants, restrictions or provisions with respect to financial ratios or tests or any contractual provision measured by the financial conditions or results of operation of the Adviser;

(vi)	provisions in any of the Agreements relating to any additional sum imposed on the Adviser where it has defaulted in the performance of any of its obligations may not be enforceable in a court of the Republic of Singapore if they are construed as a penalty;

(vii)	any term of an agreement may be amended orally by all the parties notwithstanding provisions to the contrary in the Agreements;

(viii)	this opinion is given on the basis that there has not been and will be no amendment to or termination or replacement of the documents, authorisations and approvals referred to in paragraphs 3 and 4 of this opinion and on the basis of the laws of the Republic of Singapore in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of the Republic of Singapore after the date of this opinion;

(ix)	under general principles of the laws of the Republic of Singapore, except as provided in the Contracts (Rights of Third Parties) Act 2001, a person who is not a contracting party to an agreement is not entitled to the benefits of the agreement and may not enforce the agreement;

(x)	indemnity provisions in the Agreements may not be binding under the laws of the Republic of Singapore to the extent that performance would be determined by the courts of the Republic of Singapore to be illegal under the law or contrary to public policy of the Republic of Singapore;

(xi)	the enforcement in the Republic of Singapore of the Agreements and of foreign judgments will be subject to Singapore rules of civil procedure;

(xii)	we give no opinion on tax matters and in particular give no opinion on the tax consequences of any transaction contemplated by the Agreements and Prospectus or any related document; and

(xiii)	we express no opinion as to whether a provision that an appointment of an agent (including a process agent) is or shall be irrevocable, is legal, valid, binding or enforceable under the laws of the Republic of Singapore.

11.	As the primary purpose of our professional engagement was not to establish or confirm factual matters and because of the wholly or partially non-legal character of many of the statements in the Prospectus, we express no opinion or belief on and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

12.	This opinion is rendered by us solely for the benefit of the addressee of this opinion in relation to the appointment by the Adviser and the Fund of UBS to act as dealer manager in connection with the issuance of the Rights by the Fund. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with any of the Agreements or otherwise including, but without limitation, any other document signed in connection with any of the Agreements or the Prospectus. Further, this opinion is not to be circulated to any other person or relied upon by any other person or quoted or referred to in any public document or filed with any governmental body or agency without our express written consent.

Yours faithfully

Allen & Gledhill LLP